Exhibit 99.1

Adaptimmune Therapeutics plc Proposes Public Offering of American Depositary Shares

PHILADELPHIA, Pa. and OXFORDSHIRE, UK., June 1, 2020 — Adaptimmune Therapeutics plc (“Adaptimmune”)(Nasdaq: ADAP), a leader in cell therapy to treat cancer, today announced that it intends to offer and sell 12,500,000 American Depositary Shares (“ADSs”) in an underwritten public offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Adaptimmune also expects to grant the underwriters a 30-day option to purchase additional ADSs at the public offering price. All of the ADSs in the offering are to be sold by Adaptimmune, with net proceeds to be used to advance the development of Adaptimmune’s immunotherapies into and through clinical trials as well as for other general corporate purposes.

Cowen and SVB Leerink are acting as joint book-running managers for the offering and Roth Capital Partners is acting as lead manager for the offering.

A shelf registration statement on Form S-3 relating to the public offering of the ADSs described above was declared effective by the Securities and Exchange Commission (“SEC”) on September 10, 2019. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov. When available, copies of the preliminary prospectus supplement relating to these securities may also be obtained by sending a request to: Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, by email at PostSaleManualRequests@broadridge.com or by telephone at (833) 297-2926; or SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525, ext. 6218, or by emailing syndicate@svbleerink.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

For readers in the European Economic Area and the United Kingdom

In any EEA Member State and the United Kingdom (each, a “Relevant State”), this communication is only addressed to and directed at qualified investors in that Relevant State within the meaning of the Prospectus Regulation. The term “Prospectus Regulation” means Regulation (EU) 2017/1129.

For readers in the United Kingdom

This communication, in so far as it constitutes an invitation or inducement to enter into investment activity (within the meaning of s21 Financial Services and Markets Act 2000 as amended) in connection with the securities which are the subject of the offering described in this press release or otherwise, is being directed only at (i) persons who are outside the United Kingdom or (ii) persons who have professional experience in matters relating to investments who fall within Article 19(5) (Investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) certain high value persons and entities who fall within Article 49(2)(a) to (d) (High net worth companies, unincorporated associations etc) of the Order; or (iv) any other person to whom it may lawfully be communicated (all such persons in (i) to (iv) together being referred to as “relevant persons”). The ADSs are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such ADSs will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this communication or any of its contents.

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products for people with cancer. The Company’s unique SPEAR® (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer across multiple solid tumors.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Quarterly Report on Form 10-Q filed with the SEC on May 14, 2020, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts:

Media Relations:

Sébastien Desprez — VP, Communications and Investor Relations

T: +44 1235 430 583

M: +44 7718 453 176

Sebastien.Desprez@adaptimmune.com

Investor Relations:

Juli P. Miller, Ph.D. — Senior Director, Investor Relations

T: +1 215 825 9310

M: +1 215 460 8920

Juli.Miller@adaptimmune.com